Exhibit 10.18

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

Address	:	Flat A, 4/F
Meyer Industrial Building
2 Chong Yip Street
Kwun Tong
Kowloon

Date	:	10 October 2019

Important Notice:	This Facility Letter sets out the terms and conditions upon which the Bank would provide general banking facilities to you. Each of the persons who countersigns this Facility Letter is advised to read and understand this Facility Letter carefully and to seek independent legal advice before accepting this Facility Letter.

Dear Sirs,

Re:	Banking Facilities under the Small and Medium Enterprises Financing Guarantee Scheme (the “Scheme”) operated by HKMC Insurance Limited (“HKMCI”)

With reference to our discussion, we, Bank of Communications (Hong Kong) Limited (the “Lender” or the “Bank”), are pleased to grant the following facilities as indicated (collectively, the “Facilities” or each, a “Facility”) to you (the “Borrower”) under the Scheme subject to the Terms and Conditions for Banking Facilities (v. JAN 2018) (as amended by the Bank from time to time) (hereafter referred to as the “Terms and Conditions for Banking Facilities”) and the terms and conditions stated below.

Clause 1 (Definitions and interpretation) of the Terms and Conditions for Banking Facilities shall apply to this Facility Letter.

1.	Facilities

Facility of Non-Revolving Nature:
Type(s) of Facility	Principal Amount
Instalment Loan	HKD6,000,000.00

2.	Pricing and Conditions

Instalment Loan

Interest Rate :

1.00% p.a. below the Bank’s HKD Best Lending Rate.

Default Interest Rate :

4.25% p.a. over the Bank’s HKD Best Lending Rate.

Repayment:

(a)	For a maximum term of 84 months from the first drawdown date (subject to confirmation).
(b)	Principal and interest shall be repaid monthly commencing from the one month after the first drawdown date until full repayment.
(c)	The outstanding balance of the principal and all accrued interest shall be repaid in full on the last installment payment date. If the last installment payment date falls on a non-Business Day, such date shall fall on the date immediately preceding such non-Business Day.

Page 1

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

The Lender will advise the Borrower of the monthly installment amount(s) under separate letter (subject to fluctuation).

Prepayment :

Prepayment of the Facility of Non-Revolving Nature shall be allowed subject to the following conditions:-

(a)	You may prepay the Facilities in whole or in part upon 7 business days’ prior written notice to us or upon payment of one month’s interest in lieu of notice.
(b)	Any partial prepayment shall be in a minimum of HKD50,000.00 and must be paid on an instalment payment date.
(c)	A prepayment fee equal to 2.00% on the amount prepaid shall be charged.

Remarks:

(i)	The Facility shall be used for the purpose set out in paragraph 4.1(a) of this Facility Letter.
(ii)	Security over the business installations, equipment or other asset purchased by the Borrower with proceeds of the Facilities is required (if applicable).
(iii)	The Borrower does not require Single Upfront Guarantee Fee to be financed by the Lender.

Further provision(s):

You hereby undertake :

(a)	to maintain the settlement account with the Bank and channel the daily transactions with such settlement account; and
(b)	to channel the MPF transactions through the Bank.

3.	Conditions Precedent

3.1	Our obligation to make the Facilities available to you is subject to the condition that we have received the following documents in form and substance satisfactory to us:

(x)	this Facility Letter duly accepted by you, the Guarantor(s) (as defined below) and the Security Provider(s) (as defined below) (if any);

(x)	the prescribed application form (the “Application Form”) duly filled in and executed by the Borrower and the Guarantor(s);

(x)	all the security documents required under this Facility Letter duly executed;

(x)	certified extract of board resolutions (and shareholders’ resolutions where appropriate) from the relevant parties (where the relevant parties are limited companies) approving the execution of the Application Form, the terms of this Facility Letter, the Terms and Conditions for Banking Facilities, the security documents herein referred to and other condition precedent documents;

(x)	a true, complete and up-to-date copy, certified by a director, of each of the following documents of the Borrower, if the Borrower is a limited company incorporated in Hong Kong :-

–	Certificate of Incorporation
–	Certificate of Change of Name (if any)
–	Current Business Registration Certificate covering the Starting Date (hereinafter defined)
–	Articles of association

Page 2

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

(x)	a true, complete and up-to-date copy, certified by a director, of each of the following documents of the shareholder of the Borrower, if any shareholder of the Borrower is an overseas company:-

–	Certificate of Incorporation
–	Certificate of Incumbency
–	Register of directors, including the name (English and, if available, Chinese) and the number of identification document of each director
–	Register of shareholders, including the name (English and, if available, Chinese) of each shareholder, the number of identification document and the shareholding of each shareholder;

(x)	a true and complete copy, certified by a director, of the identity card or other identification document (e.g. copy of a passport) of each director and shareholder of the Borrower. For minority shareholder(s) who is/are not Guarantor(s), if a copy of the identity card or identity document is not available, the Form of Additional Information on Borrower and Related Entity(ies) (Form No.SFGS103) duly completed and signed in respect of each such minority shareholder;

(x)	a true and complete copy, certified by a director, of the latest Annual Return (Fonn NAR1) filed with the Companies Registry, together with the filed Forms NM1, NM2, NSC1, NSC11, NSC19, NSC20, NDB1, ND2A and ND2B, if any;

(x)	a true and complete copy, certified by a director, of Form l(a) or Form l(c) of the Business Registration Office or the Business Registration Search Report, if the Borrower is sole proprietorship, partnership or unincorporated body;

(x)	“Notification of Result” (the “Notification of Result”) (if applicable) duly issued by HKMCI in relation to your application under the Scheme;

(x)	a direct debit authorization in the Lender’s standard form duly executed by the Borrower to authorize the Lender to debit the Borrower’s account maintained with the Lender for the repayment of the indebtedness under the Facilities;

(x)	the Sharing of Credit Data – Customer Consent Form duly accepted and executed by the Borrower (applicable to CCRA Qualifying Company);

(x)	if the Borrower is a company, its latest available audited financial statements and (in case, as of the date of the application under the Scheme, the Borrower has not yet had any audited financial statements since its incorporation or the year-end date of its latest available financial statements was older than 18 months) its management accounts with year-end date not older than 12 months as of the date of application certified by a director of the Borrower;

(x)	if the Borrower is a sole-proprietorship, partnership or unincorporated body, its management accounts with year-end date not older than 12 months as at the date of application under the Scheme certified by the sole-proprietor, a partner or member of the governing body (as the case may be);

(x)	such other documents as the Lender and/or HKMCI may consider necessary for the purpose of processing the applications under the Scheme;

(x)

such other documents as we may request including those as may be required to evidence any licenses, authorizations, consents or approvals necessary for the performance by the Borrower, the Guarantor(s) and the Security Provider(s) of their respective obligations under this Facility Letter and the security or condition precedent documents; and

Page 3

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

(x)	the Single Upfront Guarantee Fee (as defined in the Deed for the Scheme (as amended from time to time) (“HKMCI Deed”)) to be fully settled upon drawdown of the Facility of Non-Revolving Nature.

3.2	The security documents required under this Facility Letter are as follows.

(a)	a Deed of Guarantee duly executed by HKMCI in favour of the Lender in respect of the Facilities to be granted to you under this Facility Letter (the “HKMCI Guarantee”);

(b)	an irrevocable, unconditional and legally binding guarantee for all monies executed by LAU TOM KO YUEN (Holder(s) of H.K.I.C. No(s). D023967(5)) and LAU KWOK YAN MICHAEL (Holder(s) of H.K.I.C. No(s). K352339(A)), being the individual(s) holding or beneficially entitled to more than 50% of the issued share capital or equity interest of the Borrower (the “Guarantor(s)”) in favour of the Lender in relation to the Facilities (on a joint and several basis if more than one Guarantor) (the “Personal Guarantee”); and

(c)	if the proceeds of the Facilities are to be used for acquiring business installations, equipment or other asset specified in the Application Form or Facility Letter, the owner of such assets (the “Security Provider(s)”) shall execute security documents in favour of the Lender over (without limitation) such business installations, equipment or other asset (the “Charge” or “Security”);

For the avoidance of doubt, all the above security documents and guarantees shall secure the Facilities, all existing facilities granted by the Lender to the Borrower and any future facilities to be granted by the Lender to the Borrower.

3.3	The Borrower shall, on request, produce for our inspection the originals of any documents supplied by it to us in connection with its credit application.

4.	Drawing

4.1	Subject to the Lender’s satisfaction of the fulfillments of all the conditions precedent and the terms of this Facility Letter, the Borrower may make drawing(s) on any Business Day (excluding a Saturday) under the captioned Facilities available to the Borrower provided that:

(a)	the Facilities shall be used solely

( )	(i)	for the purpose of acquisition of assets to facilitate the business operations of the Borrower;

( X )	(ii)	for the purpose of general working capital for the business operations of the Borrower;

( )	(iii)	if applicable, for the purpose of financing the Single Upfront Guarantee Fee;

( )	(iv)	for refinancing facilities guaranteed under the Scheme or Special Loan Guarantee Scheme offered by the Hong Kong Government through the Trade and Industry Department, provided that:

Page 4

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

(a)	the Lender is satisfied that, during the period starting 6 months before the date when the Borrower submitted its application for the Facilities, and ending on the Starting Date of such Facilities, (i) the facilities to be refinanced have not been more than 7 days overdue and (ii) it has no credit concerns regarding the Borrower’s ability to perform its obligations (such as there has during that period been no demand for payment or repayment served on the Borrower, payment default, debt-restructuring or enforcement action against the Borrower) in respect of the facilities to be refinanced, so that the Lender considers it appropriate, and consistent with the HKMCI Deed and the Operating Procedures as annexed to the HKMCI Deed (“Operating Procedures”), that the Facilities should be made available for this purpose; and

(b)	if the facilities being refinanced were for the acquisition of assets and were guaranteed under the Scheme, security must be provided to the Lender over such assets, and such security shall be deemed to be a security over assets acquired using the proceeds of the Facilities.

(b)	the first drawdown date of the Facility (in case of a Facility of a non-revolving nature) (the “Starting Date”) shall fall within 60 days from the date of the Notification of Result, or such other time as HKMCI may agree in writing;

(c)	we have received your Utilization Request for the Facilities at least 2 Business Days before each proposed drawdown date;

(d)	all representations and warranties made by the Borrower, the Guarantor(s) and the Security Provider(s) under this Facility Letter and the security documents to which it is a party shall be true, correct and complete as if made with reference to the facts and circumstances then existing;

(e)	all information and documents submitted to the Lender in relation to the Facilities are true, correct and complete as at the date of submission of such information and all original documents are authentic and all copy documents are complete and conform to the originals (as the case may be);

(f)	the Borrower has no Outstanding Default as at the date of the submission of the Application Form.

“Outstanding Default” means failure to repay a loan, interest or other payments, or any part thereof, in accordance with the relevant facility and the indebtedness remains outstanding for

(a)	sixty-one (61) days or more after the relevant repayment date as evidenced by the latest report issued by any credit information provider(s) made available to the Lender and which is issued not earlier than thirty (30) days prior to the date of the Application Form; or

(b)	thirty-one (31) days or more after the relevant repayment date in respect of (i) any facility granted by the Lender and (ii) any facility granted by other financial institutions which the Lender is aware of (by whatever means).

(g)	no default has occurred or will occur as a result of the drawing made by the Borrower under the Facilities; and

Page 5

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

(h)	no notice of petition for bankruptcy or winding up against you has been issued or is likely to be issued on or before a drawdown date of the Facilities or will occur as a result of a drawing made by you under the Facilities.

4.2	For avoidance of doubt, except for paragraph 4.1(a)(iv) of this Facility Letter, the Borrower shall not use the Facilities, whether in whole or in part, for :

(a)	paying, repaying, restructuring or repackaging all or any part of any loan, credit facility or payment obligation (including any loan referred as a “classified loan” by the Hong Kong Monetary Authority from time to time) of the Borrower, its Subsidiaries or its Related Entities; and/or

(b)	financing and/or re-financing the acquisition of any business installation, machinery, equipment or other assets that was in the ownership, control or possession of the Borrower, its Subsidiaries and/or its Related Entities (whether as owner or otherwise) on or at any time before the date on which an application for the Facilities is received by the Lender.

“Subsidiaries” has the same meaning given to it ins. 15 of the Companies Ordinance.

“Related Entities”, unless the context otherwise requires, shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B), being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control 30% or more of the business interest in each of A and B.

For the purpose of the foregoing, “business interest” in relation to a company means the shares or equity interest of such company, and in relation to a partnership means the aggregate or overall rights or entitlements to participate in a distribution of profits of such partnership.

4.3	The Lender is entitled to forthwith suspend the Facilities and prohibit further amount to be drawn under the Facilities if:

(a)	the Borrower has failed to pay any amount payable which is due and payable on a repayment date in relation to a Facility of a non-revolving nature), and/or

(b)	if there is any outstanding amount overdue in excess of 30 days after a repayment date in relation to a Facility of a revolving nature, and/or

(c)	a petition for bankruptcy or liquidation has been presented or may, to our knowledge, be presented against the Borrower.

5.	Fees and Expenses

5.1	A handling charge of HKD15,000.00 shall be payable by you upon acceptance of this Facility Letter.

5.2	If your credit application is withdrawn for whatever reason or no drawdown has been made within ____ months after your acceptance of this Facility Letter, we reserve the right to levy a handling charge of HKD ____ which shall be payable by you on demand.

Page 6

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

6.	Other Conditions

6.1	Notwithstanding any contrary provision herein contained, we reserve the overriding right to demand immediate repayment of all outstanding indebtedness, liabilities and/or obligations (including interest and default interest thereon) due, owing or incurred by you (actual or contingent) to us under or in respect of the Facilities.

6.2	Upon our request, the Borrower shall within a reasonable time deliver to us its latest audited financial statements duly certified by an auditor (if the Borrower is a company) or its latest management accounts including a certified statement of financial position and statement of comprehensive income (for a sole-proprietorship, partnership or unincorporated body).

7.	Lender’s Rights

We reserve our rights under Clause 5.2 (Loan-to-Value Ratio) of the Terms and Conditions for Banking Facilities to request top up at any time and to dispose of security should the request be unsatisfied within the time required and upon the prior approval of HKMCI.

8.	SME Financing Guarantee Scheme

8.1	You shall duly complete, sign and deliver to us the Application Form and any other form(s) as prescribed by HKMCI from time to time under the Scheme and provide the documents as required by HKMCI from time to time.

8.2	The Borrower declares that the Facilities are not concurrently covered under any other loan guarantee scheme provided by the Trade and Industry Department of the HKSAR Government or any other credit protection contract, scheme or arrangement (in Hong Kong or otherwise) protecting the Lender from the risk of default of a borrower or borrowers.

8.3	In case of refinancing facilities, the Borrower confirms and declares that, during the period starting 6 months before the Borrower submitted its application for the Facilities and ending on the Starting Date of such Facilities, (i) the facilities to be refinanced have not been more than 7 days overdue, (ii) there is no credit concerns on its ability to perform its obligations (such as there has during that period been no demand for payment or repayment served on it, payment default, debt-restructuring or enforcement action against it) in respect of the facilities to be refinanced.

8.4	The Borrower further declares that:

(a)	it is a company, sole proprietorship, partnership or unincorporated body of persons which has a business operation in Hong Kong and remains registered under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong);

(b)	it is not carrying on the business of a lender or otherwise providing funds available for borrowing in any way;

(c)	it is not an affiliate of the Lender;

(d)	it is not a company or corporation which has any of its shares listed on The Stock Exchange of Hong Kong Limited (whether on its Main Board or the Growth Enterprise Market) or any similar exchange in or outside Hong Kong; and

Page 7

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

(e)	its business has been in operation for at least one year in Hong Kong as at the date of submission of the Application Form.

“affiliate”, in relation to a Lender, means:

(a)	any company which controls the Lender or one over which the Lender has control or any company which is under the control of the same person as the Lender;

(b)	any person who controls the Lender and any partner of such person, and, where either such person is an individual, any relative of such individual;

(c)	any director of the Lender or of any company referred to in paragraph (a) above and any relative of any such director; or

(d)	any partner of the Lender and, where such partner is an individual, any relative of such individual.

“control”, in relation to a company, means the power of a person to secure:

(a)	by means of the holding of shares or the possession of voting power in or in relation to such or any other company; or

(b)	by virtue of any powers conferred by the articles of association or other document regulating such or any other company that the affairs of such company are conducted in accordance with the wishes of such person.

“relative”, in relation to an individual, means the spouse, parent, child, brother, sister, brother-in-law, father-in-law, mother-in-law, sister-in-law, daughter-in-law, son-in-law, aunt, cousin, uncle, niece, nephew, grandfather or grandmother of the individual, and for the purposes of this definition, an adopted child shall be regarded as a child both of the natural parents and the adoptive parents and a step-child as the child both of the natural parents and any step-parents.

8.5	Subject to our overriding right of demand in clause 6.1 of this Facility Letter, all outstanding principal, accrued interests and any other monies owing under the Facilities must be repaid in full, without demand, on the date falling 84 months from the Starting Date as set out in clause 4.l(b), or on the last Business Day of the guarantee period as specified in the HKMCI Guarantee, whichever is the earliest. For the avoidance of doubt, the actual period of the HKMCI Guarantee shall be subject to early expiry, termination, revocation or discharge under the terms and conditions of the Scheme.

8.6	The Borrower, the Guarantor(s) and the Security Provider(s) jointly and severally undertake to comply with all provisions of the HKMCI Deed and the Operating Procedures insofar as they relate to them and acknowledge that HKMCI’s rights, including its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of the Guarantor(s) and the Security Provider(s). The Borrower, the Guarantor(s) and the Security Provider(s) further jointly and severally UNDERTAKE in favour of each of the Lender and HKMCI that they:

(a)	shall not exercise in any manner or to any extent any of their rights or remedies against the Borrower or any of the Guarantor(s) and the Security Provider(s) or in relation to any security or guarantee, including any right of subrogation, indemnity or contribution which it has or may have in law or equity or under, pursuant to or in connection with any security or guarantee or otherwise, unless and until HKMCI has fully and unconditionally recovered the amounts paid by HKMCI under the HKMCI Guarantee or unless and until HKMCI otherwise consents in writing, and

(b)	shall not assert against HKMCI any right of contribution or any analogous rights or remedies.

Page 8

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

8.7	Each of the Borrower, the Guarantor(s) and the Security Provider(s) gives its legally binding representations, warranties and undertakings in favour the Lender as set out in the attached Schedule A.

8.8	The Borrower consents to permit representatives and appointed agents of HKMCI, to the extent related to the HKMCI Guarantee, to inspect its books, records, accounts and any other information relating to its business, whether in paper, electronic or any other form or medium, at the request of HKMCI. The Borrower shall also procure that any individual who is a signatory of the Application Form or any other individual whose personal data may otherwise be included in the loan file relating to the Facilities shall give a written consent to permit disclosure of personal data to HKMCI for the purpose of the Facilities and the HKMCI Guarantee.

8.9	The Borrower consents that the Lender (at any time on or after the failure by the Borrower to pay or repay on any repayment date of the Facilities (or, as the case may be, other due date) all or any part of any amount due and payable under the Facilities in accordance with the terms thereof and subject to such failure remaining outstanding) may make a Repayment Demand, and so that (without limitation to the provisions specified below) on the making by the Lender of such Repayment Demand

(a)	in relation to any obligation of the Borrower in respect of any outstanding trade or documentary letter of credit, there shall become immediately due and payable by the Borrower (in discharge of the Borrower’s obligations under the relevant Facilities) an aggregate amount equal to the maximum aggregate amount then payable by the Lender (whether or not subject to the passage of time or the satisfaction of any condition) under such trade or documentary letter of credit;

(b)	the Borrower’s leasing or hire under any finance lease or hire purchase contact shall terminate and there shall become immediately due and payable by the Borrower such amounts as are consistent with prevailing market practice in respect of such leases or contracts on the termination of the leasing or hire thereunder; and

(c)	in relation to any factoring or other receivables purchase facility or other financial transaction which is not a loan or overdraft otherwise specifically referred herein), there shall become immediately (or as soon thereafter as possible) due and payable by the Borrower in respect thereof such amounts as are consistent with prevailing market practice in respect of the default of a seller of factored or purchased debts or (as the case may be) other counterparty or principal obligor thereunder (or, if there shall not be a prevailing market practice, consistent with the Lender’s relevant internal risk and credit policies),

(unless the relevant amount(s) shall for any reason have become due and payable prior to the making by the Lender of such Repayment Demand).

“Repayment Demand” means a demand which is made pursuant to this clause 8.9 requiring that all amounts outstanding hereunder and all obligations (actual or contingent) of the Borrower hereunder shall become immediately due and payable in full.

8.10	The Borrower undertakes that it shall not during the Guarantee Period as specified in the HKMCI Guarantee, sell, sub-lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations and equipment and/or other assets to be acquired with any of the proceeds of the relevant Facilities without the prior written consent of the Lender, and, if the foregoing has not been complied with, the Borrower shall ensure that all the proceeds or sums realised or generated as a result shall be paid direct to the Lender for application in or towards payment and discharge of the indebtedness (which shall be reduced by the relevant amount accordingly).

Page 9

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

8.11	The Borrower undertakes not to do or permit to be done anything which would prejudice or jeopardize the rights of the Lender or HKMCI, or both, in respect of the Facilities. In particular, the Borrower undertakes at all times promptly disclose to the Lender all material facts and information which may in any way affect the rights, interest, obligations or liabilities of HKMCI under the Scheme, the HKMCI Deed and make available to HKMCI or its appointed agents, free of charge, all documents, records and information in connection with the rights, interest, obligations or liabilities of HKMCI thereunder, including all documents and information submitted by the Borrower to the Lender. The Borrower acknowledges and accepts that HKMCI shall have the right to obtain, free of charge, and make copies of any of such materials. The Borrower shall procure each Guarantor, each Security Provider and each partner (where the Borrower is a partnership) to grant (or authorise the Lender to grant) any requisite right of access, inspection, copying or similar rights to HKMCl.

8.12	The Borrower undertakes not to create, or permit to be created or subsist, any subsequent security ranking in priority to or pari passu with any security that may be given to or held by the Lender for the Facilities (whether exclusively or otherwise).

8.13	The Borrower shall on request:

(a)	do anything which may be necessary or desirable to enable the Lender to comply with the Lender’s obligations to HKMCI, in particular the Lender’s compliance with the terms and conditions set out in the Operating Procedures, and

(b)	indemnify the Lender against any liability towards HKMCI (and all costs and expenses incurred in connection therewith) arising from anything done or omitted to be done in connection with the Facilities.

8.14	No person other than the Bank and HKMCI will have any right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce or to enjoy the benefit of any of the provision of the HKMCI Deed and the Operating Procedures.

9.	Application of Monies Received by the Lender

9.1	The Borrower acknowledges, accepts and agrees that the Lender is entitled to apply all monies received by it in relation to the Facilities, including monies received by it from realizing, enforcing or perfecting any security given to the Lender, in accordance with the Operating Procedures issued by HKMCI in relation to the Scheme for the time being in force.

10.	Miscellaneous

10.1	In the event of any inconsistency among the Terms and Conditions for Banking Facilities, the Security and the HKMCI Deed, the HKMCI Deed shall prevail over the Terms and Conditions for Banking Facilities and the Security. In the event of any inconsistency between the Terms and Conditions for Banking Facilities and the Security, the Terms and Conditions for Banking Facilities shall prevail over the Security.

10.2	We may have considered a credit report on you, the Guarantor(s) and/or the Security Provider(s) (if applicable) from the credit reference agency in considering your application; should there be any data access and correction request, please directly contact the Consumer Relations Department of TransUnion Ltd. at 2577 1816.

11.	Date of Review

11.1	Notwithstanding anything contained herein, we reserve the overriding right at our sole and absolute discretion to vary or amend the terms and conditions of the Facility of Non-Revolving Nature at any time to be effective forthwith by notice to you.

Page 10

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

Please signify your acceptance of this offer by signing and returning to us this Facility Letter on or before 19 November 2019 failing which this offer shall automatically lapse. Further, if the conditions precedent and security documents listed above are not provided to us to our satisfaction on or before 19 November 2019, the Facilities will not be available to you.

Yours faithfully,

For Bank of Communications (Hong Kong) Limited

/s/
Authorized Signature(s)

After due and careful consideration of the contents of this Facility Letter, we accept the captioned Facilities and agree to be bound by the terms and conditions set out herein and in particular but without limitation, we represent, warrant, declare, undertake and agree that for so long as any part of the principal amount under any of the Facilities or interest thereon remain outstanding or you remain under any obligation to grant any of the Facilities hereunder, each of the representations, warranties, agreements and undertakings set out in this Facility Letter is correct and shall be complied with in all respects. We further confirm and acknowledge that we are fully aware of our respective rights and obligations under the Scheme.

The Bank may provide each individual guarantor or surety with a copy of this facility letter, a copy of any formal demand for overdue payment that is sent to me/us if I/we fail to settle any overdue amount following customary reminder, and upon request by the guarantor or surety, a copy of the latest statement of account provided to me/us, if any.

For and on behalf of

ENERGYS GROUP LIMITED

/s/ LAU KWOK YAN MICHAEL
Name:	LAU KWOK YAN MICHAEL
Title:	DIRECTOR
Date:
/s/ FUNG WING CHUNG
		Witness:	FUNG WING CHUNG

Page 11

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Our Ref.	:	201908264291586-537-9195-SFGS

To	:	ENERGYS GROUP LIMITED

In consideration of Bank of Communications (Hong Kong) Limited (the “Bank”) agreeing to grant the Facilities to the Borrower as stated in the Facility Letter dated 10 October 2019, Ref. 201908264291586-537-9195-SFGS, I/we, being the Guarantor(s) and/or Security Provider(s) set out in the Facility Letter or being guarantor(s) and/or security provider(s) in respect of the Borrower’s obligations including its obligations in connection with the Facilities confirm that:-

(1)	I/We have read the terms and conditions of the Facility Letter, the HKMCI Deed, the Operating Procedures and the Terms and Conditions for Banking Facilities. For the avoidance of doubt, all references to the Facility Letter shall include the Schedule A attached thereto.

(2)	I/We fully and thoroughly understand the contents of, and the terms and the conditions as stated in, the Facility Letter, the HKMCI Deed, the Operating Procedures and the Terms and Conditions for Banking Facilities.

(3)	I am/We are fully aware of my/our respective rights and obligations under the Scheme and the extent of my/our liability under the Personal Guarantee or Security (where applicable).

(4)	I/We undertake to comply with all provisions of the HKMCI Deed and the Operating Procedures insofar as they relate to me/us and, without prejudice to the foregoing, I/we shall not exercise in any manner or to any extent any of my/our rights or remedies against the Borrower or any other Guarantor(s) or the Security Provider(s) or in relation to any security or guarantee, including any right of subrogation, indemnity or contribution which I/we have or may have in law or equity or under, pursuant to or in connection with any security or guarantee or otherwise, unless and until HKMCI has fully and unconditionally recovered the amounts paid by HKMCI under the HKMCI Guarantee or unless and until HKMCI otherwise consents in writing.

(5)	(if this Facility Letter is signed by more than one person) Our obligations hereunder are joint and several.

(6)	I/We have been advised by the Bank to seek independent legal advice with respect to the Facility Letter, the Personal Guarantee or Security (as applicable) and transactions contemplated therein.

I/we agree to be bound by all the terms and conditions contained in the Facility Letter and the Terms and Conditions for Banking Facilities.

/s/ LAU TOM KO YUEN	/s/ FUNG WING CHUNG
LAU TOM KO YUEN	Witness:	FUNG WING CHUNG
Date:

/s/ LAU KWOK YAN MICHAEL	/s/ FUNG WING CHUNG
LAU KWOK YAN MICHAEL	Witness:	FUNG WING CHUNG
Date:

Page 12

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited
Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong
Tel : (852) 2841 9611 Fax: (852) 2810 6993 Web : www.hk.bankcomm.com

Schedule A

REPRESENTATIONS AND COVENANTS

1.	Representations

The representations and warranties set out in Clause 1.1 (Status) to Clause 1.15 (Compliance) of this Schedule A are to be made by the Borrower as of the date of the relevant Facility Letter and the Borrower is to acknowledge expressly that the Lender is to enter into the Facility Letter in reliance on all those representations and warranties. In addition, the Borrower is to acknowledge expressly that each of the representations and warranties set out in Clause 1.1 (Status) to Clause 1.8 (Claims Pari Passu), Clause 1.10 (No Immunity) to Clause 1.15 (Compliance) shall be deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on each date on which a Drawdown is made under the relevant Facility and on each date on which any amount is payable by the Borrower under the relevant Facility.

1.1	Status

The Borrower makes all those representations and warranties relating to its status as an eligible borrower as set out in the Guarantee Product Eligibility Criteria.

1.2	Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation or establishment in relation to the Facility Letter, the choice of Hong Kong law as the governing law of the Facility Letter and any judgment obtained in Hong Kong against it with respect to the Facility Letter will be recognised and enforced.

1.3	Binding Obligations

The obligations expressed to be assumed by it in the Facility Letter are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof.

1.4	Execution of the Facility Letter

Its execution of the Facility Letter, its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby do not and will not:

(a)	contravene any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

(b)	conflict with its articles of association or any other constitutional documents; or

(c)	conflict with any applicable law or regulation.

It has the power to enter into the Facility Letter and all corporate and other action required to authorise the execution of the Facility Letter and the performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowing or other assumption of obligations, or any grant of security or giving of indemnities, contemplated by the Facility Letter.

Schedule A - Page 1 of 5

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited

Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong

Tel : (852) 2841 9611     Fax: (852) 2810 6993      Web : www.hk.bankcomm.com

1.5	No Material Proceedings

No litigation, arbitration, administrative proceedings or labour controversy before any court, tribunal, arbitrator or other relevant authority is current or, to the knowledge and belief of a senior officer of it, pending or threatened against it which would have a Material Adverse Effect, save for any such legal proceedings commenced by a third party which are frivolous or vexatious, have no reasonable cause of action or which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained.

1.6	No Material Adverse Change

Since the date of its most recent financial statements (or audited financial statements in the case where the Borrower is a limited company), there has been no material adverse change in the business or financial condition of it.

1.7	Validity and Admissibility in Evidence

All acts, conditions and things required to be done, fulfilled and performed and all authorisations (governmental or otherwise) required to be obtained in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations in the Facility Letter, (b) to ensure that its obligations in the Facility Letter are legal, valid, binding and enforceable and (c) to make the Facility Letter admissible in evidence in its jurisdiction of incorporation or establishment have been done, fulfilled, performed and obtained and in full force and effect.

1.8	Claims Pari Passu

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, the claims of the Lender against it under the Facility Letter rank at least pari passu with claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatory preferred by law applying to companies generally.

1.9	No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, it is not necessary that the Facility Letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Facility Letter or the transactions contemplated by the Facility Letter.

1.10	No Immunity

In any proceedings taken in the jurisdiction of incorporation or establishment of it in relation to the Facility Letter, it will not be entitled to claim for it or any of its assets immunity from suit, execution, attachment or other legal process.

1.11	No Winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings (save for any such legal proceedings commenced by a third party which are (i) frivolous or vexatious or (ii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained and, in each case, are unconditionally discharged or dismissed within 180 (one hundred and eighty days) been started or threatened against it for its winding-up, dissolution, administration or reorganisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory or interim manager, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

Schedule A - Page 2 of 5

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited

Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong

Tel : (852) 2841 9611     Fax: (852) 2810 6993      Web : www.hk.bankcomm.com

1.12	Written Information

All material written information supplied by the Borrower is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

1.13	Solvency

It is able to pay its debts as they fall due and has not commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or made a general assignment for the benefit of or a composition with its creditors.

1.14	Taxes

It has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable by it on such returns or any assessment received by it, save for taxes which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been set aside by it.

1.15	Compliance

It is, to the knowledge and belief of a senior officer of it, in compliance with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities save those which are not material to its business and the effect of such non-compliance is not significantly adverse to it.

2.	Covenants

2.1	Maintenance of Legal Validity

The Borrower shall promptly obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation or establishment to enable it to lawfully enter into and perform its obligations under the Facility Letter and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Facility Letter.

2.2	Notification of Events of Default

The Borrower shall promptly inform the Lender after it becomes aware of the occurrence of any default or event of default under the Facility Letter or of any event which might reasonably be expected to have a Material Adverse Effect.

2.3	Claims Pari Passu

Subject to Clause 2.13 below, the Borrower shall ensure that at all times the claims of the Lender against it under the Facility Letter rank and continue to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by law applying to companies generally.

2.4	Taxes

The Borrower shall duly and punctually file all tax returns when due and pay and discharge all taxes prior to the date on which penalties are attached thereto except for such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and payment of which can be lawfully withheld.

Schedule A - Page 3 of 5

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited

Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong

Tel : (852) 2841 9611     Fax: (852) 2810 6993      Web : www.hk.bankcomm.com

2.5	Information

The Borrower shall promptly deliver to the Lender copies of all its audited and unaudited financial statements and such other reports and information relating to the Borrower as the Lender may reasonably request from time to time.

2.6	Maintenance of Records

The Borrower shall maintain all books of records and accounting records with respect to itself and its business in good order.

2.7	Inspection

The Borrower shall, upon reasonable prior written notice from the Lender and during normal working hours, permit and arrange for the Lender or its other authorized representatives to inspect all financial records and accounting records and discuss the Borrower’s business affairs with its officers and advisors as the Lender may reasonably request.

2.8	Use of Proceeds

The Borrower shall apply the Facility solely for the acquisition of assets (such as industrial or commercial properties, machinery and equipment, but excluding residential properties) to facilitate its business operations or of general working capital for its business operations and/or such other purposes as may be specified in the Operating Procedures and applicable to the relevant Guarantee Product.

2.9	Compliance

The Borrower shall comply in all respects with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (either individually or in aggregate) have a Material Adverse Effect.

2.10	Insurance

The Borrower shall maintain insurances on and in relation to its business and assets, in each case, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower and is commercially available.

2.11	Business

The Borrower shall ensure that:

(a)	it has power to own its assets and carry on business as conducted from time to time;

(b)	it has good title (free from any restrictions or onerous covenants) to all of the assets required for carrying on its business; and

(c)	it has obtained or effected all authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations which are required in connection with its business, and that all such authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations are in full force and effect, except where the failure to obtain or effect the same or, as the case may be, the cessation of the force and effect of the same would not reasonably be expected to, have a Material Adverse Effect.

Schedule A - Page 4 of 5

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited

Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong

Tel : (852) 2841 9611     Fax: (852) 2810 6993      Web : www.hk.bankcomm.com

2.12	Obligations

Without prejudice to the performance of the Borrower’s other obligations under the Facility Letter, the Borrower shall perform all its obligations under all of the material agreements or contracts to which it is a party.

2.13	Security and Further Assurance

If by the terms of the Facility Letter, security is to be given by the Borrower in favour of the Lender, the Borrower shall ensure that each security document confers valid security, of the type which such security document purports to create, in favour of the Lender, over each asset, right and benefit expressed to be subject to such security and ensure that the Lender enjoys the priority which such security is expressed to have. The Borrower shall promptly execute all documents and do all things that the Lender reasonably specifies for the purpose of enabling the Lender to exercise its rights under each security document or preserving the priority and effectiveness of such security. (For the avoidance of doubt, the Borrower confirms that all sums from time to time owing by it to the Lender under the Facility Letter are and shall be secured by all and any security created by it, before or at the date of the Facility Letter or at any time after that date, which is by its terms expressed (in any manner whatsoever) to secure all monies owing by the Borrower to the Lender, and the Borrower, the Guarantor(s) and the Security Provider(s) will not seek to claim or assert anything to the contrary.)

3.	Definitions

In this Schedule A, “Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; (b) a material impairment of the ability of the Borrower to perform any of its obligations under the Facility Letter; or (c) a material impairment of the rights of, or benefits available to, the Lender under the Facility Letter.

Bank of Communications (Hong Kong) Limited

Schedule A - Page 5 of 5

LC-PD00029s(201812v3) - (SFGS-related) Facility Letter (SFGS with SA) (Eng) - HK Limited

Bank of Communications (Hong Kong) Limited (A wholly owned subsidiary of Bank of Communications Co., Ltd.) Address : 20 Pedder Street, Central, Hong Kong

Tel : (852) 2841 9611     Fax: (852) 2810 6993      Web : www.hk.bankcomm.com